Exhibit 24

                          AMDAHL CORPORATION
                           POWER OF ATTORNEY

The undersigned directors of Amdahl Corporation, a Delaware corporation, do hereby appoint Bruce J. Ryan, Corporate Secretary of the Corporation, their lawful attorney and agent for signature with power to execute the Corporation's Annual Report on Form 10-K filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. The power granted herewith includes the power and authority to sign the names of the undersigned directors to any and all amendments filed to the Annual Report. Each of the undersigned hereby ratifies and confirms all that said attorney and agent shall do pursuant to this power. This power of attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of January 26, 1995.

/s/ Keizo Fukagawa
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KEIZO FUKAGAWA

/s/ E.F. Heizer, Jr.
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E.F. HEIZER, JR.

/s/ Kazuto Kojima
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KAZUTO KOJIMA

/s/ R. Stanley Laing
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R. STANLEY LAING

/s/ John C. Lewis
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JOHN C. LEWIS

/s/ Burton G. Malkiel
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BURTON G. MALKIEL

/s/ George R. Packard
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GEORGE R. PACKARD

/s/ Walter B. Reinhold
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WALTER B. REINHOLD

/s/ Takamitsu Tsuchimoto
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TAKAMITSU TSUCHIMOTO

/s/ J. Sidney Webb
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J. SIDNEY WEBB

/s/ E. Joseph Zemke
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E. JOSEPH ZEMKE